Exhibit 99.1

FDCTech, Inc. Announces Official Launch of TradingView by Alchemy Markets

Real-Time Execution Now Available Directly from TradingView Charts; Enhancing Client Experience and Platform Capabilities

Irvine, CA: September 15, 2025, FDCTech, Inc. (“FDC” or the “Company,” PINK: FDCT), a fintech-driven firm specializing in acquiring and scaling small to mid-size legacy financial services companies, is pleased to announce that its wholly owned subsidiary, Alchemy Markets Limited, has officially launched direct trading integration with TradingView, the world’s most popular charting and analytics platform.

This milestone follows the Company’s shareholder update in July 2025 regarding the pending integration. As of today, the feature is live and available to all Alchemy Markets clients, offering direct execution from within TradingView’s chart interface for forex, crypto, indices, and commodities.

Key Features of the Launch

●	Direct trade execution from TradingView charts

●	Access to 100+ technical indicators and Pine Script strategy support

●	Real-time pricing and institutional-grade liquidity via Alchemy Markets

●	Seamless UX across desktop, tablet, and mobile devices

●	Integrated via Alchemy’s DXtrade-powered backend infrastructure

This integration brings workflow efficiency to traders, eliminating the need to toggle between platforms. With one-click execution from a chart view, users gain speed, clarity, and flexibility in fast-moving markets.

Strategic Importance for FDCTech and Shareholders

The launch significantly advances the Company’s core strategy to deliver elite user experiences through regulated and high-performance platforms:

●	Increased client stickiness and conversion

Clients benefit from real-time trade execution within a platform they already use for market analysis, creating natural synergy between market discovery and action.

●	Expanded brand visibility

Alchemy Markets’ presence on the TradingView broker panel will expose the brand to over 50 million traders globally, aligning with the Company’s European growth objectives.

●	Accelerated revenue capture

With a more intuitive trading environment and institutional-grade liquidity, the Company expects increased trading volumes and reduced churn—enhancing the monetization of existing infrastructure investments.

Gold broker Status

Alchemy Markets has now secured Gold Broker status in TradingView’s broker directory in the 10 largest European countries in which it operates under its MiFID II license. This prestigious status means that TradingView will promote Alchemy more prominently in those national directories, offering significant exposure to its user base of more than 50 million global traders. Shareholders can expect accelerated new account growth, increased visibility, and enhanced credibility as Alchemy is increasingly recognized as a leader in regulated trading platforms within Europe.

Available Immediately

The TradingView integration is now live and accessible to all Alchemy Markets clients, including both new and existing ones. Account linking is enabled through TradingView’s Trading Panel, where Alchemy Markets is listed as a regulated, multi-asset broker supporting European clients under MiFID II via the Malta Financial Services Authority (MFSA).

This development is part of the Company’s broader mission to deliver technology-first, regulated financial infrastructure, positioning itself for continued international expansion and uplisting initiatives.

For more information on the Company’s results and strategic plans, please visit our SEC filings or the Company’s website.

Alchemy Markets Ltd.

Alchemy Markets Ltd. is a licensed investment firm regulated by the Malta Financial Services Authority under MiFID II. Offering multi-asset execution, custody, and institutional-grade trading infrastructure, Alchemy serves clients across Europe and other regulated jurisdictions. As a core part of the Company’s international expansion, Alchemy plays a pivotal role in delivering regulated and scalable trading solutions globally.

FDCTech, Inc.

FDCTech, Inc. (“FDC”) is a regulatory-grade financial technology infrastructure developer designed to serve the future financial markets. Our clients include regulated and OTC brokerages, as well as prop and algo trading firms of all sizes, across various asset classes, including forex, stocks, commodities, indices, ETFs, precious metals, and other financial instruments. Our growth strategy involves acquiring and integrating small to mid-size legacy financial services companies, leveraging our proprietary trading technology and liquidity solutions to deliver exceptional value to our clients.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Contact Media Relations

FDCTech, Inc.

info@fdctech.com

www.fdctech.com

+1 877-445-6047

200 Spectrum Center Drive, Suite 300,

Irvine, CA, 92618